Gulfslope Energy, Inc. 10-Q

Exhibit 32.2

Certification Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

In connection with this quarterly report on Form 10-Q of GulfSlope, Energy, Inc. (the “Company”), for the quarter ended March 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John H. Malanga, Principal Financial Officer, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 29, 2020

/s/ John H. Malanga
John H. Malanga, Principal Financial Officer

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